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                                                                   EXHIBIT 10.25

Confidential materials omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment. Asterisks denote such omissions.

                          AMENDMENT TO SUPPLY CONTRACTS

This Agreement (the "Amendment") is entered into this __ day of July, 2001 by and between Daramic, Inc. ("Daramic") and Exide Corporation and all of its worldwide Affiliates ("Exide").

                                R E C I T A L S:
                                 ---------------

A. On December 15, 1999, Exide and Daramic entered into a North American Supply Agreement for the supply of Separators (the "Exide-NA Agreement"). All capitalized terms used but not defined in this Amendment shall have the meaning described in the Exide-NA Agreement.

B. On January 1, 1997, Daramic entered into a worldwide Purchase and Sale Agreement with GNB Technologies, Inc. ("GNB") for the supply of certain products to GNB and its subsidiaries (the "GNB Agreement").

C. On January 1, 1996, Daramic and Exide entered into an Agreement for the Supply of Battery Separators for Lead Acid Starter and Industrial Batteries to Exide's facilities located outside of North America (the "Exide-Europe Agreement"). On December 15, 1999, Exide and Daramic entered into a First Amendment to Supply Agreement by which they extended the term of the Exide-Europe Agreement through December 31, 2003. The Exide-NA Agreement, GNB Agreement and Exide-Europe Agreement may be referred to collectively as the "Supply Contracts."

D. On or about September 29, 2000, Exide acquired substantially all of the assets and liabilities of GNB, including, without limitation, GNB's rights and obligations under the GNB Agreement. Because of this acquisition, Exide and Daramic now wish to clarify and amend certain of their obligations and rights under the Supply Contracts.

NOW, THEREFORE, the parties agree as follows:

                              Golf Cart Separators

   1. GCS Supply Agreement. Exide and Daramic agree to enter into an agreement, in the form attached as Attachment 1, for the supply of separators to be used in golf cart batteries (the "GCS Supply Agreement").

                                  GNB Agreement

   2. Termination of GNB Agreement. The parties agree that the GNB Agreement is cancelled as of the date of this Amendment. Automotive battery separator (defined as polymeric, microporous separators) volume previously purchased under the GNB Agreement is included in the new Minimum Purchase Requirement described below for the amended Exide-NA Agreement.

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     3.  GNB Rebate.  Under the GNB Agreement, GNB would have been entitled to certain rebates described in Section 4.3 of the GNB Agreement had they purchased certain agreed volumes of separators under that Agreement in 2000. However, GNB's actual purchases in 2000 did not reach these levels, and therefore neither Exide nor GNB is entitled to claim any such rebate under the GNB Agreement.

                             Exide-Europe Agreement

     4. Amendment of Exide-Europe Agreement. The parties hereby agree that the Exide-Europe Agreement will be terminated and replaced by the execution of a revised Automotive and Industrial Supply Contract in the form attached hereto as Attachment 2 (the "AI Supply Agreement").

                               Exide-NA Agreement

     5. Title. The title of the Exide-NA Agreement is hereby changed to "North American, Australian and New Zealand Supply Agreement for Automotive Separators".

     6. 2000 Deficit Amount. The parties agree that the Deficit Amount due and payable by Exide to Daramic under the Exide-NA Agreement for calendar year 2000 is [*****]. This amount was due and payable on or before February 15, 2001. On February 28, 2001, Exide made a partial payment of [*****] towards satisfaction of this Deficit Amount. The balance of the Deficit Amount will be repaid as follows: Exide will amortize [*****](which amount includes the balance of the 2000 Deficit Amount, plus an interest charge of [*****]) by an up-charge of [*****] per thousand lineal feet of Separators purchased in 2001, with a minimum amortization of [*****] per month, beginning April 1, 2001. Daramic will invoice Exide for these up-charge amounts over the balance of calendar year 2001. If for any reason the full [*****] has not been paid on or before January 15, 2002, Exide will make a lump sum payment to Daramic on or before that date to repay this amount in full.

     7. Exide-NA Agreement - Amendments Exide and Daramic agree to the following amendments to the Exide-NA Agreement:

     a. Definitions The following definitions and amendments are hereby added or made to the Exide-NA Agreement:

          The definition of "Contract Year" shall be revised to mean each calendar year during the Term of the Exide-NA Agreement.

         Exhibit A containing the "Prices" is amended to include the prices for Separators previously purchased by GNB. The revised Price list is attached to this Amendment as Attachment 3. Prior to the date of this Amendment, Daramic has incurred Substantial Changes in its Manufacturing Costs (all as defined in Section 4 of the Exide-NA

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     Agreement) which would have otherwise resulted in Price increases under the
     Exide-NA Agreement. However, as part of this Amendment, Daramic has agreed to hold in abeyance any such price increases and to retain pricing at the levels described in Attachment 3 until January 1, 2002. On or after January 1, 2002, Daramic may adjust all Prices as described in Sections 4.2 and 4.3 of the Exide-NA Agreement to reflect changes in its Manufacturing Costs incurred since January 1, 2001.

          "Separator" shall mean polymeric, microporous and/or similar battery separators for use in automotive (starting, lighting and ignition) batteries which were previously manufactured by Exide for its own use utilizing the manufacturing equipment and facilities currently located at the Corydon, Indiana facility, or by Daramic at its Owensboro, Kentucky facility. Current products which meet these requirements are listed in Exhibit A attached hereto and made a part hereof. New products with different widths, thicknesses, backweb thicknesses, etc. may be added to Exhibit A from time to time, but only upon the mutual written agreement of the parties.

          Exhibit B containing the "Specifications" is amended to include the specifications for Separators previously purchased by GNB. The revised Specifications are attached to this Amendment as Attachment 4. The parties will cooperate together and will use their reasonable commercial efforts to standardize the Specifications for both the Exide and former GNB Separators purchased under the Exide-NA Agreement as soon as practicable, provided that Exide shall have the final say as to the acceptability of the standardized Specifications.

          The "Term" of this Agreement shall be extended from the Effective Date through December 31, 2009.

     b.   Minimum Purchase Requirement

     Section 2 of the Exide-NA Agreement is amended to read as follows:

        2.     Purchase and Supply Commitments

          2.1 Each Contract Year during the Term of this Agreement, and subject to the terms and conditions set forth below, Exide shall purchase from Daramic, and Daramic agrees to supply to Exide,[*****] Separators listed on Exhibit A in Exide's North American, Australian and New Zealand manufacturing facilities, which requirements shall be no less than [*****] of Separators, of which no less than [*****] of such Separators will have [*****] (for a total of approximately [*****] of Separators) (hereinafter referred to as Exide's "Minimum Purchase Requirement"). Exide's purchases for use in producing batteries of any type outside of North America, Australia or New Zealand, or for producing non-automotive batteries within North America, Australia and New Zealand, shall not

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     count towards this Minimum Purchase Requirement. If, at any time during the
     Term of this Agreement, Exide (a) acquires all or part ownership of any of Daramic's Customers (as defined below) or (b) establishes a partnership or other joint venture relationship with any of Daramic's Customers, then and in such event(s), any purchases of Separators by Exide or these partnership or joint venture entities up to but not in excess of the average annual purchases by such Customers from Daramic over the two years prior to Exide's purchase of or involvement with such entities shall not count toward the Minimum Purchase Requirement. If, at any time during the Term of this Agreement, Exide acquires substantially all of the assets of a battery manufacturing facility owned by any of Daramic's Customers and such facility, at the time of the acquisition thereof by Exide, was being supplied with Separators purchased from Daramic, then purchases by Exide for use at such facility shall not count toward the Minimum Purchase Requirement. For purposes of Sections 2.1 and 2.2, Daramic's "Customers" shall mean the customers listed on Exhibit C attached hereto or their successors; provided, however, that such customers are purchasing
     Separators from Daramic at the time of the applicable transaction with Exide. Exide warrants that it will not cause or influence any Customer of Daramic to stop purchasing from Daramic in anticipation of a potential acquisition by or of Exide with the objective of avoiding the intent of this section 2. Daramic acknowledges and agrees that Exhibit C attached hereto contains a complete and accurate listing of Daramic's current customers as of the date of this Amendment.

          2.2  [*****]

          2.3 If Exide fails to meet its Minimum Purchase Requirement in any Contract Year, then Exide agrees to pay Daramic, (in accordance with Section 2.8 below), an amount calculated as follows (the "Deficit Amount"):

          ([*****] lineal feet minus the actual lineal feet purchased in that Contract Year)

               multiplied by

          [*****] (the "Base Multiplier")

               equals

          the Deficit Amount, provided, however, that in no event shall the Deficit Amount exceed [*****] in any Contract Year.

          2.4 The parties acknowledge and agree that the underlying intent of Sections 2.1 and 2.2 above is that Daramic should realize at least [*****]

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     [*****] (and approximately [*****]) of incremental Separator sales volume at contribution margins approximately equal to the Base Multiplier as a result of this Agreement. The addition of this incremental sales volume is an integral part of the consideration for the Purchase Agreement. This entire Agreement, and particularly Sections 2.1 and 2.2 above, shall be interpreted consistent with and in an effort to give effect to the parties' intent as described in this Section 2.4.

          2.5 By October 1 of each Contract Year (and April 1, 2000 for the first Contract Year), Exide shall provide Daramic with a written annual estimate of its Separator requirements for the next succeeding calendar year. The estimate shall indicate Exide's estimated requirements for Separators broken down by type for each of Exide's locations for that calendar year. Commencing April 1, 2000, Exide shall also provide Daramic with quarterly delivery forecasts for Separators broken down by type for each of Exide's locations with appropriate lead times. During the Term of this Agreement, Exide shall update such forecasts on a rolling basis at least once every month.

          2.6 When and if Exide begins purchasing a polymer based battery separator for golf cart batteries ("Golf Cart Separators") from Daramic pursuant to the GCS Supply Agreement, such purchases of Golf Cart Separators shall not count toward satisfaction of Exide's Minimum Purchase Requirement. However, [*****] of the actual, final net invoiced and collected sales price for all Golf Cart Separators purchased by Exide from Daramic under the GCS Supply Agreement at a minimum average price of [*****], will be treated as a credit to offset any Deficit Amount otherwise payable by Exide under this Agreement, up to a maximum setoff of [*****] in any calendar year (the "GCS Credit"). Exide will not receive any GCS Credit for Golf Cart Separators purchased at an average price less than [*****] or that are priced to match "Lower Priced Offers" as defined in section 3.4 of the GCS Supply Agreement. The GCS Credit is nonrefundable and must be used to offset Deficit Amounts that accrue within the same calendar year during which the Golf Cart Separators are purchased. It cannot be carried forward nor can it be carried back to offset previous Deficit Amounts. In no event will the GCS Credit have any cash value. Further, the GCS Credit is nonrefundable and results in no other cash benefit other than for use as a setoff against any Deficit Amount which might otherwise be payable by Exide under this Agreement that may have accrued during the same calendar year. If GCS Credits are unused because there is not a resulting Deficit Amount sufficient to absorb the credit amount, the credit is lost. The GCS Credit is only accrued for sales by Daramic to Exide of polymer based Golf Cart Separators.

          2.7 In addition to the GCS Credit, Exide shall receive an additional credit of [*****] for calendar year 2001, and a credit of [*****] per calendar year for 2002 through 2009 to offset any Deficit Amount otherwise payable by Exide under this Agreement ("Lump Sum Credits"). These Lump Sum Credits are nonrefundable and must be used to offset Deficit Amounts that accrue within the same calendar year during which the Lump Sum Credits accrue. They cannot be carried

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     forward nor can they be carried back to offset previous Deficit Amounts. In no event will these credits have any cash value. They are nonrefundable and result in no other cash benefit other than for use as a setoff against any Deficit Amount which might otherwise be payable by Exide under this Agreement that may have accrued during the same calendar year. If Lump Sum Credits are unused because there is not a resulting Deficit Amount sufficient to absorb the credit amount, the credit is lost.

          2.8 After application of the GCS and Lump Sum Credits, if there is a remaining Deficit Amount, this amount, up to a maximum of [*****], can be paid in arrears via an up-charge on Separator purchases in the subsequent Contract Year. Any Deficit Amount in excess of [*****] due after application of the GCS and Lump Sum Credits must be paid by Exide within [*****] after the close of the applicable Contract Year. Any Deficit Amount less than [*****], plus a [*****] installment fee, will be repaid ratably over Separator purchases in the next Contract Year. The actual up-charge will be ratably applied on the lower of: (i) Exide's actual purchases; or
     (ii) the first [*****] lineal feet of Separators purchased in the subsequent Contract Year. If Exide's actual purchases fall below the amounts necessary to fully amortize the remaining Deficit Amount plus the [*****] installment fee, then Exide must make whole this amount with a lump-sum payment within [*****] after the end of that same Contract Year in which payments were to be fully amortized. Upon expiration or termination of this Agreement, any Deficit Amounts then outstanding must be paid in full within [*****] after such termination or expiration. Any Deficit Amount payment that is not paid when due, other than amounts disputed by Exide in good faith, shall accrue interest at the rate of [*****] per month.

     c. Payment Terms. Section 5 of the Exide-NA Agreement is amended to read as follows:

        5.  Payment Terms

     Invoices are to be issued by Daramic upon shipment and are due and payable [*****] days after date of invoice. Any amounts due by Exide to Daramic, which amounts are not paid when due shall accrue interest at a rate of [*****] per month, or portion thereof, from the due date until the date paid. All invoices must reference applicable Exide purchase order/contract release numbers or the special terms of this Agreement, and shall be sent to:

                                Exide Corporation
                             12600 Deerfield Parkway
                              Alpharetta, GA 30004
                           Attention: Accounts Payable


     d. Research and Development. Section 7.4 of the Exide-NA Agreement is amended to read as follows:

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          7.4  [*****]

          8. Miscellaneous Except as modified by this Amendment, the Exide-NA Agreement shall remain in full force and effect.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and date first above mentioned.

     Exide Corporation, for itself, and on behalf of all of its present and future, direct and indirect, parent, subsidiary, and affiliated entities on a worldwide basis.



By:     [ILLEGIBLE SIGNATURE]
   -----------------------------------------

Title:
      --------------------------------------



Daramic, Inc.

By:     [ILLEGIBLE SIGNATURE]
   --------------------------------------------------

Title:
      -----------------------------------------------

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